     As filed with the Securities and Exchange Commission on March 29, 1999
                                                         Registration No. ______
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            _______________________

                          OPTICAL SENSORS INCORPORATED
             (Exact name of registrant as specified in its charter)


            Delaware                                      41-1643592
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

7615 Golden Triangle Drive, Suite A
     Minneapolis, Minnesota                               55344-3733
(Address of Principal Executive Offices)                  (Zip Code)

                            _______________________

                          OPTICAL SENSORS INCORPORATED
                             1993 STOCK OPTION PLAN
                            (Full title of the plan)
                            _______________________

                              Paulita M. LaPlante
                     President and Chief Executive Officer
                      7615 Golden Triangle Drive, Suite A
                       Minneapolis, Minnesota  55344-3733
                    (Name and address of agent for service)

                                  612-944-5857
         (Telephone number, including area code, of agent for service)

                            _______________________

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                            _______________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                Proposed Maximum     Proposed Maximum
Title of Securities           Amount to be          Offering        Aggregate Offering       Amount of
 to be Registered              Registered      Price per Share (1)       Price (1)        Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share           699,463 shares (2)         $1.22             $853,344.86            $237.23
============================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The calculations are based on the average high and low reported sales prices of the Registrant's Common Stock on March 24, 1999, on the over-the- counter market, as reported by the Nasdaq National Market.

(2) Represents the increase in the total number of shares reserved for issuance under the Registrant's 1993 Stock Option Plan, as amended effective November 6, 1998 (the "Plan"). An aggregate of 994,724 shares has been previously registered under a Registration Statement on Form S-8 (Reg. No. 333-04373). This Registration Statement also covers such an indeterminate number of additional shares as may be issued pursuant to the antidilution provisions of the Plan.
================================================================================

                    STATEMENT UNDER GENERAL INSTRUCTION E --
                     REGISTRATION OF ADDITIONAL SECURITIES


     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 699,463 shares of common stock, par value $0.01 per share, of the Registrant reserved for issuance under the Registrant's 1993 Stock Option Plan, as amended. This increase was approved by the unanimous vote of the board of directors of the Registrant on November 6, 1998. Pursuant to Instruction E, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-04373, including without limitation periodic reports that the Registrant filed, or will file, after such Form S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

Exhibit No.     Description
-----------     -----------
   5.1*         Opinion and Consent of Oppenheimer Wolff & Donnelly LLP
  23.1          Consent of Oppenheimer Wolff & Donnelly LLP (included in
                Exhibit 5.1)
  23.2*         Consent of Ernst & Young LLP
  24.1          Power of Attorney (see page 2)

----------
*  Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 19, 1999.



                                           OPTICAL SENSORS INCORPORATED


                                           By:   /s/ Paulita M. LaPlante
                                              ---------------------------------
                                              Paulita M. LaPlante
                                              Its:  President and Chief
                                                    Executive Officer


     Each person whose signature appears below constitutes and appoints Paulita
M. LaPlante and Wesley G. Peterson, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 19, 1999 by the following persons in the capacities indicated.


Signature                           Title
---------                           -----


/s/ Paulita M. LaPlante         President, Chief Executive Officer and Director
-----------------------------   (principal executive officer)
Paulita M. LaPlante


/s/ Wesley G. Peterson          Chief Financial Officer, Vice President of
-----------------------------   Finance and Administration and Secretary
Wesley G. Peterson              (principal financial and accounting officer)


/s/ Richard B. Egen             Director
-----------------------------
Richard B. Egen


/s/ Sam B. Humphries            Director
-----------------------------
Sam B. Humphries


/s/ Richard J. Meelia           Director
-----------------------------
Richard J. Meelia

                                Director
-----------------------------
Demetre M. Nicoloff, M.D.


                                Director
-----------------------------
Gary A. Peterson

                               INDEX TO EXHIBITS



Exhibit No.     Description
-----------     -----------
    5.1*        Opinion and Consent of Oppenheimer Wolff & Donnelly LLP
   23.1         Consent of Oppenheimer Wolff & Donnelly LLP (included in
                Exhibit 5.1)
   23.2*        Consent of Ernst & Young LLP
   24.1         Power of Attorney (see page 2)

----------
*  Filed herewith.